Exhibit 10.7

                                AMENDMENT FOUR TO

                        RETIREMENT PLAN FOR EMPLOYEES OF

                CAPITAL SOUTHWEST CORPORATION AND ITS AFFILIATES

                 As Amended and Restated Effective April 1, 1989



     WHEREAS, effective as of April 1, 1989, the Retirement Plan for Employees of Capital Southwest Corporation and Its Affiliates (the "Plan") was amended and restated in its entirety;
     WHEREAS, by the terms of Section 6.4 of the Plan, the Plan may be amended; and
     WHEREAS, it is necessary that certain technical amendments be made to the Plan in order to comply with the Economic Growth and Tax Relief Reconciliation Act of 2001, to adopt the 1994 GAR mortality table for purposes of complying with section 417(e)(3) and section 415(b) of the Internal Revenue Code, to eliminate the description of claims procedures from the plan document, and to include "deemed section 125 compensation" in the definition of compensation for purposes of benefit accrual and complying with section 415 of the Internal Revenue Code;
     NOW, THEREFORE, the Plan is hereby amended, effective as of the dates specified below, as follows:

EXCEPT AS QUALIFIED BY THE CONTEXT OR OTHERWISE INDICATED, THE TERMS USED IN THIS AMENDMENT FOUR SHALL HAVE THE MEANINGS ASSIGNED TO THEM IN THE PLAN.

     1. Effective as of the dates specified below, the Plan is amended to incorporate the following provisions under Internal Revenue Notice 2001-57 in compliance with the requirement to adopt good faith EGTRRA plan amendments:

                                AMENDMENT OF THE PLAN FOR EGTRRA

                                            PREAMBLE

          1. Adoption and Effective Date of Amendment. This amendment of the Plan is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"). This amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise


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               provided,  this amendment  shall be effective as of the first day of the first Plan Year beginning after December 31, 2001.

          2. Supersession of Inconsistent Provisions. This amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.

          3. Definition of "Code." When used herein, the term "Code" shall mean the Internal Revenue Code of 1986, as amended.

          4. Expiration of Amendment. Notwithstanding any provision hereof to the contrary, this amendment of the Plan to reflect certain provisions of EGTRRA shall expire and cease to be effective after December 31, 2010, unless such provisions of EGTRRA are extended by law.


          SECTION A. LIMITATIONS ON BENEFITS

          1. Effective Date. This section shall be effective for limitation years ending after December 31, 2001.

          2. Effect on Participants. Benefit increases resulting from the increase in the limitations of section 415(b) of the Code will be provided to all Employees participating in the Plan who have one hour of service on or after the first day of the first limitation year ending after December 31, 2001.

          3.   Definitions.

          3.1 Defined Benefit Dollar Limitation. The "defined benefit dollar limitation" is $160,000, as adjusted, effective January 1 of each year, under section 415(d) of the Code in such manner as the Secretary shall prescribe, and payable in the form of a straight life annuity. A limitation as adjusted under section 415(d) will apply to limitation years ending with or within the calendar year for which the adjustment applies.

          3.2 Maximum Permissible Benefit. The "maximum permissible benefit" is the lesser of the defined benefit dollar limitation or the defined benefit compensation limitation (both adjusted where required, as provided in (a) and, if applicable, in (b) or (c) below).

               (a) If the Participant has fewer than 10 years of participation in the Plan, the defined benefit dollar limitation shall be multiplied by a fraction, (i) the numerator of which is the number of years (or part thereof) of participation in the Plan and (ii) the denominator of which is 10. In the case of a Participant who has fewer than 10 years of service with Controlled Group Members, the defined benefit compensation limitation shall be multiplied by a fraction, (i) the numerator of which is the number of years (or part thereof) of service with the Controlled Group Members and (ii) the denominator of which is 10.



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               (b)  If the benefit of a Participant  begins prior to age 62, the
                    defined   benefit  dollar   limitation   applicable  to  the
                    Participant at such earlier age is an annual benefit payable in the form of a straight life annuity beginning at the earlier age that is the actuarial equivalent of the defined benefit dollar limitation applicable to the Participant at age 62 (adjusted under (a) above, if required). The defined benefit dollar limitation applicable at an age prior to age 62 is determined as the lesser of (i) the actuarial equivalent (at such age) of the defined benefit dollar limitation computed using the interest rate and mortality
                    table  (or  other  tabular  factor)   specified  in  Section
                    1.1(B)(1) of the Plan and (ii) the actuarial equivalent (at such age) of the defined benefit dollar limitation computed using a 5 percent interest rate and the applicable mortality table as defined in Section 4.1(A)(2) of the Plan. Any decrease in the defined benefit dollar limitation determined in accordance with this paragraph (b) shall not reflect a mortality decrement if benefits are not forfeited upon the death of the Participant. If any benefits are forfeited upon death, the full mortality decrement is taken into account.

               (c) If the benefit of a Participant begins after the Participant attains age 65, the defined benefit dollar limitation applicable to the Participant at the later age is the annual benefit payable in the form of a straight life annuity beginning at the later age that is actuarially equivalent to the defined benefit dollar limitation applicable to the
                    Participant at age 65 (adjusted under (a) above, if required). The actuarial equivalent of the defined benefit dollar limitation applicable at an age after age 65 is determined as (i) the lesser of the actuarial equivalent (at such age) of the defined benefit dollar limitation computed using the interest rate and mortality table (or other tabular factor) specified in Section 1.1(B)(1) of the Plan and (ii) the actuarial equivalent (at such age) of the defined benefit dollar limitation computed using a 5 percent interest rate assumption and the applicable mortality table as defined in Section 4.1(A)(2) of the Plan. For these purposes, mortality between age 65 and the age at which benefits commence shall be ignored.

               (d)  For  purposes  of  applying  the  compensation  limit  under
                    section   415(b)(1)(B)   of  the   Code  to  the   Plan,   a
                    multiemployer plan to which a Controlled Group Member contributes shall not be combined or aggregated with the Plan.


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               SECTION B.  INCREASE IN COMPENSATION LIMIT

               1. Increase in Limit. The annual Compensation of each Participant taken into account in determining benefit accruals in any Plan Year beginning after December 31, 2001, shall not exceed $200,000. Annual Compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the determination period). For purposes of determining benefit accruals in a Plan Year beginning after December 31, 2001, Compensation for determination periods beginning before January 1, 2002, shall be $200,000.

               2. Cost-of-living Adjustment. The $200,000 limit on annual Compensation in paragraph 1 shall be adjusted for cost-of-living increases in accordance with section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the determination period that begins with or within such calendar year.


               SECTION C.  MODIFICATION OF TOP-HEAVY RULES

               1. Effective Date. This section shall apply for purposes of determining whether the Plan is a top-heavy plan under section 416(g) of the Code for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of section 416(c) of the Code for such years. This section amends Section 4.6 of the Plan.

               2.   Determination of Top-heavy Status.

               2.1 Key Employee. Key employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of a Controlled Group Member having annual compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of a Controlled Group Member, or a 1-percent owner of a Controlled Group Member having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of section 415(c)(3) of the Code. The determination of who is a key employee will be made in accordance with section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

               2.2  Determination  of Present  Values and Amounts.  This section
                    2.2 shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of employees as of the determination date.


               2.2.1Distributions  During Year Ending on the Determination Date.
                    The present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period."

               2.2.2Employees Not Performing  Services During Year Ending on the
                    Determination Date. The accrued benefits and accounts of any individual who has not performed services for a Controlled Group Member during the 1-year period ending on the determination date shall not be taken into account.


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               3.   Minimum  Benefits.  For purposes of  satisfying  the minimum benefit requirements of section 416(c)(1) of the Code and the Plan, in determining years of service with a Controlled Group Member, any service with a Controlled Group Member shall be disregarded to the extent that such service occurs during a Plan Year when the Plan benefits (within the meaning of section 410(b) of the Code) no key employee or former key employee.


                SECTION D.  DIRECT ROLLOVERS OF PLAN DISTRIBUTIONS

               1. Effective Date. This section shall apply to distributions made after December 31, 2001.

               2. Modification of Definition of Eligible Retirement Plan. For purposes of the direct rollover provisions in Section 4.1(I) of the Plan, an eligible retirement plan shall also mean an annuity contract described in section 403(b) of the Code and an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in section 414(p) of the Code.


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

     2. Effective as of December 31, 2002, the Plan is amended to incorporate the following provisions to comply with section 415 and section 417(e) of the Internal Revenue Code, as required under Rev. Rul. 2001-62:


               ADOPTION OF 1994 GAR MORTALITY TABLE



               1. Effective Date. This section shall apply to distributions with Annuity Starting Dates on or after December 31, 2002.

               2. Notwithstanding any other Plan provisions to the contrary, the applicable mortality table used for purposes of adjusting any benefit or limitation under ss. 415(b)(2)(B),
                    (C),  or (D) of the  Internal  Revenue  Code as set forth in
                    Section 4.1(A) of the Plan and the applicable mortality table used for purposes of satisfying the requirements of ss. 417(e) of the Internal Revenue Code as set forth in
                    Section 1.1(B)(2) of the Plan is the table prescribed in Rev. Rul. 2001-62.


     3. Effective as of January 1, 2002, Section 5.11 of the Plan is amended to read in its entirety as follows:

               "5.11 - APPEAL TO COMMITTEE

                    A Participant  or  Beneficiary  who feels he is being denied any benefit or right provided under the Plan must file a written claim with the Committee. All such claims shall be submitted on a form provided by the Committee which shall be signed by the claimant and shall be considered filed on the date the claim is received by the Committee.

                    The  Committee   shall   establish   claims   procedures  in
               compliance with applicable law, and such claims procedures shall be set forth in the summary plan description for the Plan."


     4. Effective as of January 1, 1998, the Plan is amended to incorporate the following provisions to comply with Rev. Rul. 2002-27 concerning "deemed section 125 compensation":

               INCLUSION OF "DEEMED SECTION 125 COMPENSATION"

               1. Effective Date. This section shall apply to plan years and limitation years beginning on and after January 1, 1998.

               2. For purposes of the definition of compensation under Section 1.1(A)(6) and Section 4.1(A)(4)(b) of the plan, amounts


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                    under  section 125 include  any amounts not  available  to a participant in cash in lieu of group health coverage because the participant is unable to certify that he or she has other health coverage. An amount will be treated as an amount under section 125 only if the Employer does not request or collect information regarding the participant's other health coverage as part of the enrollment process for the health plan.



     IN  WITNESS  WHEREOF,   CAPITAL  SOUTHWEST   CORPORATION  has  caused  this
instrument to be executed by its duly authorized officer on this ____ day of __________________, 20___.

                                                   CAPITAL SOUTHWEST CORPORATION



                                                   By___________________________

                                                   Title:_______________________























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